UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant Filed by a Party other than the Registrant	☒ ☐

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☐    Preliminary Proxy Statement
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☐    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to Rule 14a-12

MIV THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

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ii

Suite 1, 8765 Ash Street, Vancouver, British Columbia, Canada, V6P 6T3

The table in the section entitled "Security Ownership of Certain Beneficial Owners and Management" in the enclosed Proxy Statement (as filed with the Securities and Exchange Commission on February 2, 2008) contained certain errors. As such, a corrected table is provided below.

            The following table sets forth information as of January 13, 2009, regarding the beneficial ownership of our common stock by:

  each person who is known by us to beneficially own more than 5% of our shares of common stock; and

  each executive officer, each director and all of our directors and executive officers as a group.

            The number of shares beneficially owned and the percentage of shares beneficially owned are based on 20,536,062 shares of common stock outstanding as of January 13, 2009.

            For the purposes of the information provided below, shares that may be issued upon the exercise or conversion of options, warrants and other rights to acquire shares of our common stock that are exercisable or convertible within 60 days following January 13, 2009, are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
	As of January 13, 2009

Name and Address of Beneficial Owner	Shares(1)	Percent

Named Executive Officers and Directors
Alan P. Lindsay Suite 1, 8765 Ash Street Vancouver, B.C., Canada V6P 3T3	4,136,286 (2)	18.21%
Dr. I. Mark Landy 880 Glengate Place Atlanta, GA30328	3,700,372 (3)	16.28%
Patrick A. McGowan Suite 1, 8765 Ash Street Vancouver, B.C., Canada V6P 3T3	932,594 (4)	4.44%
Rajesh Vaishnav Suite 1, 8765 Ash Street Vancouver, B.C., Canada V6P 3T3	493,888 (5)	2.40%
Directors and Executive Officers as a Group (Four Persons)	9,263,140 (6)	36.41%

	As of January 13, 2009

Name and Address of Beneficial Owner	Shares(1)	Percent

Beneficial Owners of in Excess of 5% (other than Named Executive Officers and Directors)
Millennium Partners, L.P. 666 Fifth Ave., 8th Floor New York, NY 10103	1,500,000(7)	7.13%
Anthony Huston Suite 1, 8765 Ash Street Vancouver, B.C., Canada V6P 3T3	1,415,263 (8)	6.67%

(1)     Based on 20,536,062 shares of common stock issued and outstanding as of January 13, 2009. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and except as noted below.

(2)     Consists of 1,960,248 shares held by Mr. Lindsay, 1,571,538 shares that can be acquired by Mr. Lindsay upon exercise of warrants, and 604,500 shares that can be acquired by Mr. Lindsay upon exercise of options.

(3)     Consists of 1,503,692 shares held by Dr. Landy, 1,008,347 shares that can be acquired by Dr. Landy upon exercise of warrants, 80,0000 shares that can be acquired upon exercise of warrants by Simba Enterprises, a company wholly owned by Dr. Landy's wife, and 1,108,333 shares that can be acquired by Dr. Landy upon the exercise of options.

(4)     Consists of 480,653 shares held by Mr. McGowan, 290,941 shares that can be acquired by Mr. McGowan upon exercise of warrants, and 161,000 shares that can be acquired by Mr. McGowan upon exercise of options.

(5)     Consists of 412,054 shares held by Mr. Vaishnav and 81,834 shares that can be acquired by Mr. Vaishnav upon exercise of options.

(6)     Consists of 4,356,647 shares and 4,906,493 shares that can be acquired upon exercise of options and warrants.

(7)     Consists of 1,000,000 shares held by Millennium Partners, L.P. and 500,000 shares that can be acquired by Millennium Partners upon the exercise of warrants.

(8)     Consists of 736,946 shares held by Mr. Huston, 10,000 shares held by his wife, 90,667 shares that can be acquired by Mr. Huston upon the exercise of options, 567,650 shares that can be acquired by Mr. Huston upon the exercise of warrants, and 10,000 shares that can be acquired by Mr. Huston's wife upon the exercise of warrants.